Exhibit 99.1

WEX to Acquire Evolution1, a Leader in Cloud-Based Technology and Payment Solutions in the Healthcare Industry

•	Advances WEX’s strategy to provide solutions to high-growth industries with complex payment systems

•	Enhances healthcare industry expertise and specialized payment categories

•	Accretive to Adjusted Net Income in the first 12 months after close, excluding acquisition costs

SOUTH PORTLAND, Maine – June 16, 2014 – WEX Inc. (NYSE: WEX), a leading provider of corporate payment solutions, and Evolution1, a leader in cloud-based technology and payment solutions in the healthcare industry, today announced that they have entered into a definitive agreement for WEX to acquire Evolution1 for $532.5 million in cash. The transaction is expected to be accretive to adjusted net income in the first 12 months after close, excluding acquisition costs, and to close in the third quarter of this year.
“The acquisition of Evolution1 advances WEX’s long-term strategy to extend our scalable business model into high-growth, high-value markets with complex payment systems,” said Melissa Smith, WEX’s president and chief executive officer. “As a leading provider of technology-based solutions that simplify healthcare payments, Evolution1 will enable WEX to address multiple aspects of the healthcare payment system, expanding our addressable market while building on our growth in the fleet and travel space.  Similar to WEX, Evolution1 has established strong partner loyalty through its innovative technologies, and together we will enhance our position in an attractive vertical that will serve as the cornerstone of WEX’s Healthcare solutions strategy.”
Jeff Young, chairman and chief executive officer of Evolution1, said, “WEX is a great fit for Evolution1 both culturally and operationally, enabling the business to enhance its leadership position in the consumer-directed healthcare payments space. WEX is well established as a premier payment solutions provider, and we will now have the ability to leverage its expertise in payment processing, account servicing and transaction processing to meet our customers’ increasing healthcare management needs.”
Significant Healthcare Market Opportunity
The payment system within the healthcare industry consists of three primary parties – consumers, providers and payers, with employers and exchanges as intermediaries – that all have different payment relationships and responsibilities according to an intricate set of business rules. To date, WEX has focused on virtual product solutions for payer to provider payments, which

Exhibit 99.1

accounts for almost $1 trillion dollars of annual spend industry wide. This will continue to be an area of further opportunity for the company.
WEX also sees an opportunity to address other aspects of the healthcare system, consumer to provider payments, as more spend is shifting toward consumer controlled. Through the acquisition of Evolution1, WEX will build on its existing B2B business model, providing payment services to intermediaries such as exchanges and third party administrators (TPA) that have direct contact with consumers.
Evolution1 currently has an addressable market of more than $1 billion in revenue with a meaningful and growing market share position. This market opportunity is expected to double by 2019.
Evolution1 – A Leading Provider
Evolution1 is a leading provider of cloud-based technology and payment solutions that help simplify the healthcare experience for millions of employers and consumers. In 2013, Evolution1 processed over 65 million transactions and $5 billion in payment volume. To date, it serves 90,000 employers and 10 million consumers in the U.S. and Canada. The company’s powerful, all-in-one, multi-tenant technology platform, card products, and mobile offering supports a full range of healthcare account types. This includes consumer-directed payments for Health Savings Accounts (HSA), Health Reimbursement Arrangements (HRA), Flexible Spending Accounts (FSA), Voluntary Employee Beneficiary Associations (VEBA), and defined contribution and wellness programs. Evolution1 has approximately 500 partners using and distributing solutions, among health plans, TPAs, financial institutions, payroll companies and software providers.
Headquartered in Fargo, ND, Evolution1 has more than 300 employees including an experienced senior management team that brings deep software, payments and healthcare expertise.
Transaction Details
WEX Inc. and Evolution1 have entered into a definitive agreement through which WEX will acquire Evolution1 for $532.5 million, which will be funded through cash on hand and WEX’s existing credit facility. This transaction is expected to generate approximately $42 million in present value of tax benefits to WEX and is expected to be accretive to adjusted net income in the first 12 months after close, excluding acquisition costs. The transaction, which has been unanimously approved by the boards of directors of both companies, is subject to regulatory approvals and other customary closing conditions and is expected to close in the third quarter of this year.

Exhibit 99.1

BofA Merrill Lynch acted as financial advisor to WEX while WilmerHale provided legal counsel. Deutsche Bank acted as financial advisor to Evolution1 while Weil Gotshal & Manges provided legal counsel.
Conference Call Details
In conjunction with this announcement, WEX will host a conference call today, June 16 at 5:30 p.m. (ET). The conference call will be webcast live on the Internet, and can be accessed at the Investor Relations section of the WEX website, http://www.wexinc.com. The live conference call also can be accessed by dialing (866) 334-7066 or (973) 935-8463. A replay of the webcast will be available on the Company's website.
About WEX Inc.
WEX Inc. (NYSE: WEX) is a leading provider of corporate payment solutions. From its roots in fleet card payments beginning in 1983, WEX has expanded the scope of its business into a multi-channel provider of corporate payment solutions representing more than 7.8 million cardholders and offering exceptional payment security and control across a wide spectrum of business sectors. The Company’s operations include WEX Bank, Fleet One, Pacific Pride, rapid! PayCard, WEX Australia, WEX New Zealand and WEX Europe, as well as a majority equity position in WEX Europe Services and UNIK S.A., Brazil. WEX and its subsidiaries employ more than 1,400 associates. For more information about WEX, please visit www.wexinc.com.

About Evolution1
At Evolution1®, we simplify the business of healthcare. We do that through innovative healthcare software and payment solutions that administer and manage consumer directed accounts. But we don’t do it alone. Our network of Partner organizations enables us to deliver our industry-leading solution to 90,000 employers and more than 10,000,000 consumers across the country. Together we take the complexity out of defined contribution, HSAs, HRAs, FSAs, VEBAs, PRAs, wellness plans and transit plans. Created with users in mind, our solutions provide a single end-to-end intuitive user experience that reduces costs, saves time and ultimately simplifies the business of healthcare.

Forward-Looking Statements
This news release contains forward-looking statements, including statements regarding WEX’s plans to acquire Evolution1; future financial performance for WEX and Evolution1 and the related underlying assumptions; management’s expectations for future growth opportunities; the expected closing date of the transaction; and, confidence in future performance. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this news release, the words "may," "could," "anticipate," "plan," "continue," "project," "intend," "estimate," "believe," "expect" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the effects of general economic conditions; the effects of the Company’s business expansion and acquisition efforts; the Company’s failure to successfully integrate the acquired business; the Company's failure to

Exhibit 99.1

consummate previously announced business plans; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of the Company’s outstanding debt on its operations; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A. of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014 and the Company's subsequent periodic and current reports. The Company's forward-looking statements and these factors do not reflect the potential future impact of any other alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this news release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

News media contact:
Jessica Roy, 207-523-6763
Jessica.Roy@wexinc.com
or
Investor Relations contact:
Michael E. Thomas, 207-523-6743
Michael.Thomas@wexinc.com

# # #